Exhibit (e)(1)

APPLICATION For Individual Flexible Premium Deferred Variable Annuity with a Guaranteed Minimum Death Benefit

New York Life Premier Advisory Variable Annuity

New York Life Insurance and Annuity Corporation (NYLIAC) (A Delaware Corporation)

Mailing Address: NYLIAC Variable Products Service Center, Madison Square Station, P.O. Box 922, New York, NY 10159

ANNUITY COMMENCEMENT DATE AT AGE 95                Please print or type

1. OWNER
☐	Individual	☐	Trust	☐	Corporation	☐ Mr.	☐	Mrs.	☐	Ms.		☐ Male
☐	Grantor Trust	☐	Partnership	☐	Other:	☐ Miss	☐	Rev.	☐	Dr.		☐ Female
First Name or Trust/Corporation Name					Middle					Last Name		Suffix
Mailing Address
Street or P.O. Box						City					State	Zip Code
Residence Address (if different from mailing address)
Street						City					State	Zip Code
Social Security/Tax I.D. Number						Date of Birth (mm/dd/yyyy)					Date of Trust and State
Country of Citizenship (Use Section 9 for additional space). ☐ U.S. ☐ Other, Country Name:						If you checked “Other” under Country of Citizenship, are you a U.S. Resident Alien? ☐ Yes ☐ No					Relationship to Annuitant ☐ Self ☐ Spouse ☐ Other:
Relationship to Joint Annuitant (if any) ☐ Self ☐ Spouse ☐ Other:				Telephone Number ☐ Cell ☐ Home ☐ Business						Email Address

eDelivery Acknowledgement

By entering an e-mail address above, I am agreeing to be contacted by New York Life to receive a link to sign-up for e-mail delivery (eDelivery) of any or all of the following: Prospectuses, Annual Reports, Semi-Annual Reports, Quarterly Policy Summaries, Consolidated Statements, and Tax Forms for all accounts registered under my Social Security/Tax Identification Number. I understand that, once I agree to eDelivery, an e- mail will be sent to me when any of the documents are available on the New York Life website – www.newyorklife.com. I understand that I may change my e-mail address or mail preferences by logging into my account at www.newyorklife.com. I understand that if New York Life cannot obtain a valid e-mail address, the documents will be delivered to me by U.S. mail.

2. JOINT OWNER
Available for Non-Qualified Policy Type ONLY (but not Inherited Non-Qualified).
☐ Mr. ☐ Mrs. ☐ Ms. ☐ Miss ☐ Rev. ☐ Dr.							☐ Male ☐ Female
First Name					Middle					Last Name		Suffix

Mailing Address
Street or P.O. Box						City					State	Zip Code
Residence Address (if different from mailing address)
Street						City					State	Zip Code
Social Security Number						Date of Birth (mm/dd/yyyy)
Country of Citizenship (Use Section 9 for additional space.) ☐ U.S. ☐ Other, Country Name:						If you checked “Other” under Country of Citizenship, are you a U.S. Resident Alien? ☐ Yes ☐ No
Relationship to Owner ☐ Spouse ☐ Other:				Relationship to Annuitant ☐ Self ☐ Spouse ☐ Other:						Relationship to Joint Annuitant (if any) ☐ Self ☐ Spouse ☐ Other:
Telephone Number ☐ Cell ☐ Home ☐ Business							Email Address

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3. ANNUITANT
Complete this section if the Annuitant is not the Owner or Joint Owner.
☐ Male ☐ Female	Date of Birth (mm/dd/yyyy) Proof of Age Required
First Name Middle Last Name Suffix
Residence Address (Required)
Street	City	State	Zip Code
Social Security Number	Country of Citizenship ☐ U.S. ☐ Other, Country Name:
Telephone Number ☐ Cell ☐ Home ☐ Business	Email Address

4. JOINT ANNUITANT
Complete this section if the Joint Annuitant is not the Owner or Joint Owner. Not available for Inherited IRA, Inherited Non-Qualified, and Inherited Roth IRA Policy Types.
☐ Male ☐ Female	Date of Birth (mm/dd/yyyy) Proof of Age Required
First Name Middle Last Name Suffix
Residence Address (Required)
Street	City	State	Zip Code
Social Security Number	Country of Citizenship ☐ U.S. ☐ Other, Country Name:
Telephone Number ☐ Cell ☐ Home ☐ Business	Email Address

5. BENEFICIARY DESIGNATION

Note: Primary and Contingent Beneficiary designations must each total 100%. If percentage(s) are not provided, the benefits will be divided equally. For a per stirpes Beneficiary designation, write “Per Stirpes” next to each applicable Beneficiary’s name. Use Section 9 to enter additional Beneficiary information. Refer to the application instructions for further details. If the Beneficiary is a minor, also complete the UTMA/UGMA fields below.

For Traditional, Roth, SEP and SIMPLE IRA Plan Types: Please note that available death benefit payout options differ depending on whether your designated Beneficiary is eligible or non-eligible (determined as of the date of your death) under the Internal Revenue Code (“IRC”). Eligible designated Beneficiaries are spouses, children under the age of majority, disabled or chronically ill individuals, as determined by the IRC, (including certain trusts for the disabled or chronically ill), or individuals who are not more than 10 years younger than you. All other individual Beneficiaries are non-eligible, and all proceeds must be distributed to them by the end of the 10th year following the year of your death (or the death of both you and the joint annuitant, if applicable).

For Inherited IRA and Inherited Roth IRA Plan Types: After your death, your Beneficiaries may be limited to a distribution period that does not exceed 10 years from the end of the year following the year of death of the original IRA owner or retirement plan participant.

JOINT OWNERS WHO ARE SPOUSES:

Unless you check the box below, your spouse will be the sole Primary Beneficiary of the Policy and no other primary beneficiary should be designated. This allows the surviving Owner/spouse to continue the Policy at the death of the other Owner before the Annuity Commencement Date.

ONE OWNER:

Unless you check the box below, your spouse will be the sole Primary Beneficiary of the Policy and no other primary beneficiary should be designated. This allows your spouse to continue the Policy if you die before the Annuity Commencement Date. If your spouse’s information is not listed in the sections above, please provide his/her information below.

Regardless of your primary beneficiary designation, you may name contingent beneficiary(ies) below.

DECLINING TO DESIGNATE SURVIVING SPOUSE AS THE SOLE PRIMARY BENEFICIARY:

  By checking this box, I am NOT naming my spouse as sole Primary Beneficiary and instead designate the individual(s)/entity(ies) named below. As a result, the Policy will end at the death of any Owner before the Annuity Commencement Date and NYLIAC will pay a death benefit.

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JOINT OWNERS WHO ARE NOT SPOUSES:

The surviving Owner is the sole Primary Beneficiary. No other primary beneficiary should be designated however, you may name contingent beneficiary(ies) below. The Policy will end at the death of the other Owner.

☐ PRIMARY or ☐ CONTINGENT Beneficiary’s Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %
Address: Street	City	State Zip Code
Email Address		Telephone Number		Relationship to Owner

☐ PRIMARY or ☐ CONTINGENT Beneficiary’s Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %
Address: Street	City	State Zip Code
Email Address		Telephone Number		Relationship to Owner

☐ PRIMARY or ☐ CONTINGENT Beneficiary’s Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %
Address: Street	City	State Zip Code
Email Address		Telephone Number		Relationship to Owner

☐ PRIMARY or ☐ CONTINGENT Beneficiary’s Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %
Address: Street	City	State Zip Code
Email Address		Telephone Number		Relationship to Owner

Uniform Transfers/Gifts to Minors (UTMA/UGMA) - Complete for a Beneficiary who is a minor.
Custodian Name, Address & Telephone Number
Name of Minor	State Where UTMA/UGMA Was
Established
Custodian Name, Address & Telephone Number
Name of Minor	State Where UTMA/UGMA Was
Established

6. ANNUITY PREMIUM PAYMENT AMOUNT
Only complete A for a Single Premium. Only complete B to establish Recurring Premium Payments

A. Premium Payment Amount: $__________	If paying by check, make payable to NYLIAC. Indicate total estimated amount including cash with application and anticipated transfer/exchange amount.

B. Recurring Premium Payments

Initial Premium Payment Amount: $_____________

Check one box below:

☐ Check-O-Matic (Submit Form 18492)

☐ Employer Billing Arrangement (Submit Form 18483 for SEP & SIMPLE IRAs)

Scheduled Premium Payment Amount: $_______________

(Only enter an amount if checking one of the boxes above.)

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7. ANNUITY POLICY TYPE
☐ Non-Qualified	Is this a 1035 Exchange? ☐ Yes ☐ No
☐ Inherited Non-Qualified*	Exchange Amount $___________________ *Not available for Joint Life policies.

☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA ☐ SIMPLE IRA	Current Year Contribution $ Year	Prior Year Contribution $ Year	☐ Transfer ☐ Rollover $
☐ Inherited IRA* ☐ Inherited Roth IRA*	Transfer Amount $___________________ *Not available for Joint Life policies.

Note: If this is a Traditional IRA, Roth IRA, or SEP IRA or SIMPLE IRA transfer/rollover, submit Qualified Transfer/Direct Rollover Form. If this is an Inherited IRA or Inherited Roth IRA transfer, submit Inherited IRA Information/Transfer Form. If this is an Inherited Non-Qualified exchange, submit Inherited Non-Qualified Exchange Form.

8. OPTIONAL RIDER(S)
These riders provide benefits for a charge that may vary. Refer to the terms described in the prospectus and in the rider(s) that will be attached to your Policy, if selected here. Certain riders may not be available for all Policy Types.

☐   Annual Death Benefit Reset (ADBR) – (Not Available with Inherited Non-Qualified Policy Type)

☐   Investment Preservation Rider – Advisory (IPR – Advisory) – (Not Available with Inherited IRA, Inherited Non-Qualified and Inherited Roth IRA Policy Types)

.    Select  IPR – Advisory Holding Period: Choose your IPR – Advisory Holding Period by checking one of the following boxes:

☐   10 years

☐   12 years

☐   13 years

☐   14 years

☐   15 years

☐   20 years

IMPORTANT INFORMATION:

Premium Payment Restrictions: If you elect the IPR – Advisory, you may only make Premium Payments to the Policy:

a) in the first Policy Year, b) after the Rider Holding Period End Date and c) after the Rider terminates for any reason while the Policy remains in effect.

9. ADDITIONAL INFORMATION
Attach a separate sheet if additional space is needed.

10. FRAUD AND DISCLOSURE STATEMENTS
Please read the following carefully.
FRAUD WARNING Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

PARTIAL WITHDRAWALS

For purposes of calculating the guaranteed amount provided by certain benefits under the Policy, Partial Withdrawals (including required minimum distributions) reduce those guaranteed amounts proportionally while additional Premium Payments increase those guaranteed amounts dollar for dollar. Consequently, under certain market conditions, a Partial Withdrawal will cause a greater decrease to the guaranteed amount relative to an increase to the guaranteed amount from a Premium Payment of the same amount as the Partial Withdrawal.

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11. SIGNATURES, ACKNOWLEDGEMENTS AND TAX CERTIFICATION
Read statements and sign below

By signing below, I/We acknowledge and agree that: (1) All of the answers to questions and statements made in this application, which includes the Variable Annuity Premium Allocation Form, are true to the best of my/our knowledge and belief. (2) This Policy will not become effective unless it is issued while the Owner(s) and Annuitant(s) are living. (3) Unless otherwise indicated, the Owner of this Policy is the Applicant. (4) Under penalties of perjury, the Social Security/Taxpayer Identification Numbers provided on this application are certified to be correct. (5) No Registered Representative is authorized to accept risks, make or change this application or change any policy issued by the Company, or give up any of the Owner’s rights or requirements. Benefits based on the performance of the Separate Account are variable and are not guaranteed as to a fixed dollar amount.

The Owner’s tax certification provided below does not apply if the Owner is not a U.S. person (including a U.S. resident alien) and has otherwise completed and executed an applicable IRS Form W-8.

Owner Tax Certification:

Under penalties of perjury, I (as Owner named) certify:

(1) My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number,

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividend income; or (c) the IRS has notified me that I am no longer subject to backup withholding,

(3) I am a U.S. person (includes a U.S. resident alien), and

(4) The Foreign Account Tax Compliance Act (FATCA) code entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. (Please note: if being submitted for a U.S. Policy, this last certification (4) does not apply).

☐ Check this box if the IRS has notified you that you are subject to backup withholding.

If I am a U.S. entity, I am submitting a completed IRS Form W-9.

If I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 with this form to certify my foreign status and, if applicable, claim treaty benefits.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at (City/State)	DATE SIGNED

▲ Owner’s Signature	▲ Joint Owner’s Signature (if applicable)

▲ Annuitant’s Signature (if other than Owner)	▲ Joint Annuitant’s Signature (if applicable)

▲ Agent’s/Registered Representative’s Signature	▲ Agent’s/Registered Representative’s Printed Name

▲ Agent’s/Registered Representative’s Telephone Number	▲ State/License Number

▲ General Office Name/Number	▲ Lic. Resident Agent’s/Registered Representative’s Countersignature and Code

“Date Received” Stamp Here

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